Exhibit 99.1
CONTACT

Investors:	Media:
Atish Shah	Amy Patti
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312.780.5427	312.780.5620
atish.shah@hyatt.com	amy.patti@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS THIRD QUARTER 2014 RESULTS

CHICAGO (October 29, 2014) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported third quarter 2014 financial results as follows:

•	Adjusted EBITDA was $179 million in the third quarter of 2014 compared to $159 million in the third quarter of 2013, an increase of 12.6%.

•
Adjusted for special items, net income attributable to Hyatt was $30 million, or $0.20 per share, during the third quarter of 2014 compared to net income attributable to Hyatt of $36 million, or $0.23 per share, during the third quarter of 2013.

•
Net income attributable to Hyatt was $32 million, or $0.21 per share, during the third quarter of 2014 compared to net income attributable to Hyatt of $55 million, or $0.35 per share, in the third quarter of 2013.

•	Comparable owned and leased hotels RevPAR increased 7.6% (7.3% excluding the effect of currency) in the third quarter of 2014 compared to the third quarter of 2013.

•
Comparable owned and leased hotels operating margins increased 190 basis points in the third quarter of 2014 compared to the third quarter of 2013. Owned and leased hotels operating margins increased 60 basis points in the third quarter of 2014 compared to the third quarter of 2013.

•	Comparable systemwide RevPAR increased 7.6% (8.0% excluding the effect of currency) in the third quarter of 2014 compared to the third quarter of 2013.

•
Comparable U.S. full service hotel RevPAR increased 8.9% in the third quarter of 2014 compared to the third quarter of 2013. Comparable U.S. select service hotel RevPAR increased 9.7% in the third quarter of 2014 compared to the third quarter of 2013.

•	Eleven hotels were opened. As of September 30, 2014, the Company's executed contract base consisted of approximately 250 hotels or approximately 55,000 rooms.

•	The Company repurchased 1,312,432 shares of common stock at a weighted average price of $60.24 per share, for an aggregate purchase price of approximately $79 million.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "The global economic environment continues to be healthy for travel demand, particularly in the U.S. Strong rate increases led to systemwide RevPAR growth of 8% in the third quarter. Comparable owned and leased margins increased 190 basis points and total fees increased more than 20%, each reflective of strong rate performance and improving food and beverage results, particularly at hotels in the Americas.

"We continue to open new hotels in important markets. We recently opened the flagship Park Hyatt New York and Hyatt Herald Square New York which brings our presence in Manhattan to nine hotels across five brands. In China, we recently opened Grand Hyatt Dalian and Hyatt Regency Suzhou bringing our presence in Greater China to nearly 30 hotels across six brands. Hyatt Place continues to grow in the U.S. and internationally, with seven recent openings, reflecting the brand’s appeal to guests and owners. We are on track to open approximately 40 hotels this year.

"On the transaction and asset recycling front, we recently received proceeds of more than $350 million from the sale of Hyatt Residential Group, Park Hyatt Washington and three joint venture hotels. We expect to close on the sale of 38 select service hotels for approximately $590 million next month. The transaction market continues to be active and we currently have seven full service hotels and six select service hotels listed for sale.

"As part of our balanced approach to capital allocation, we have returned capital to shareholders via share repurchases. Subsequent to the end of the third quarter through October 24, we repurchased $51 million of Class A common shares at a weighted average price of $57.60 per share. This brings our year-to-date total to approximately $280 million of repurchases of Class A common shares at a weighted average price of $56.82 per share.

"Looking ahead, group pace for 2015 is up approximately 8% providing further opportunity to grow rates and improve margins through higher rooms and food and beverage revenues. Combined with strong demand and limited new supply in many U.S. markets, the multiple earnings tools in our business model position us well for future years."

Owned and Leased Hotels Segment
Total segment Adjusted EBITDA increased 10.8% in the third quarter of 2014 compared to the same period in 2013.
Owned and leased hotels Adjusted EBITDA increased 6.1% in the third quarter of 2014 compared to the same period in 2013. See the table on page 17 of the accompanying schedules for a detailed list of portfolio changes and the year-over-year net impact to third quarter owned and leased hotels Adjusted EBITDA.
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA increased 46.2% in the third quarter of 2014 compared to the same period in 2013, primarily due to newly opened and converted hotels.
Revenue increased 6.5% in the third quarter of 2014 compared to the same period in 2013. Owned and leased hotels expenses increased 5.8% in the third quarter of 2014 compared to the same period in 2013.
RevPAR for comparable owned and leased hotels increased 7.6% (7.3% excluding the effect of currency) in the third quarter of 2014 compared to the same period in 2013. Occupancy improved 130 basis points and ADR increased 5.8% (5.5% excluding the effect of currency) compared to the same period in 2013.
Comparable owned and leased hotels revenue increased 6.3% in the third quarter of 2014 compared to the same period in 2013. Excluding expenses related to benefit programs funded through rabbi trusts and non-

comparable hotel expenses, expenses increased 3.6% in the third quarter of 2014 compared to the same period in 2013. See the table on page 11 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.
Comparable owned and leased hotels operating margins increased 190 basis points in the third quarter of 2014 compared to the third quarter of 2013. Comparable owned and leased hotels operating margins for hotels in the Americas increased 240 basis points in the third quarter of 2014 compared to the third quarter of 2013. Comparable owned and leased hotels operating margins in ASPAC and EAME/SW Asia decreased 10 basis points in the third quarter of 2014 compared to the third quarter of 2013.
The following hotel was added to the portfolio during the third quarter:

•	Park Hyatt New York (owned, 210 rooms)

Management and Franchise Fees
Total fee revenue increased 22.1% to $94 million in the third quarter of 2014 compared to the same period in 2013. Base management fees increased 9.8% to $45 million in the third quarter of 2014 compared to the same period in 2013, primarily due to strong RevPAR growth and newly opened hotels. Incentive management fees increased 25.0% to $25 million in the third quarter of 2014 compared to the same period in 2013, primarily due to strong hotel performance in the Americas and ASPAC. Franchise fees increased 38.4% to $18 million in the third quarter of 2014 compared to the same period in 2013, primarily due to new hotels and hotels recently converted from managed to franchised. Other fee revenues increased 100.0% to $6 million in the third quarter of 2014 compared to the same period in 2013, primarily due to deferred gains resulting from the sales of hotels subject to management agreements.

Americas Management and Franchising Segment
Adjusted EBITDA increased 26.9% in the third quarter of 2014 compared to the same period in 2013.
RevPAR for comparable Americas full service hotels increased 8.4% (8.8% excluding the effect of currency) in the third quarter of 2014 compared to the same period in 2013. Occupancy increased 80 basis points and ADR increased 7.3% (7.7% excluding the effect of currency) compared to the same period in 2013.
Group rooms revenue at comparable U.S. full service hotels increased 9.3% in the third quarter of 2014 compared to the same period in 2013. Group room nights increased 4.0% and group ADR increased 5.0% in the third quarter of 2014 compared to the same period in 2013.
Transient rooms revenue at comparable U.S. full service hotels increased 7.1% in the third quarter of 2014 compared to the same period in 2013. Transient room nights decreased 1.9% and transient ADR increased 9.1% in the third quarter of 2014 compared to the same period in 2013.
RevPAR for comparable Americas select service hotels increased 9.7% in the third quarter of 2014 compared to the same period in 2013. Occupancy increased 80 basis points and ADR increased 8.6% compared to the same period in 2013.
Revenue from management, franchise and other fees increased 23.1% in the third quarter of 2014 compared to the same period in 2013.
The following eight hotels were added to the portfolio during the third quarter:

•	Park Hyatt New York (owned, 210 rooms)

•	The Concourse Hotel at Los Angeles International Airport (franchised, 580 rooms): This property is expected to be rebranded Hyatt Regency Los Angeles Airport upon completion of a renovation.

•	Hyatt Place at Anaheim Resort / Convention Center (franchised, 178 rooms)

•	Hyatt Place Bloomington (franchised, 172 rooms)

•	Hyatt Place Durham / Southpoint (franchised, 164 rooms)

•	Hyatt Place La Paz, Mexico (managed, 151 rooms)

•	Hyatt Place Phoenix / Chandler-Fashion Center (franchised, 129 rooms)

•	Hyatt Place Santiago / Vitacura, Chile (managed, 160 rooms)
One hotel was removed from the portfolio during the third quarter.

Southeast Asia, China, Australia, South Korea and Japan (ASPAC) Management and Franchising Segment
Adjusted EBITDA was flat in the third quarter of 2014 compared to the same period in 2013.
RevPAR for comparable ASPAC hotels increased 3.5% (4.1% excluding the effect of currency) in the third quarter of 2014 compared to the same period in 2013. Occupancy increased 170 basis points and ADR increased 1.0% (1.6% excluding the effect of currency) compared to the same period in 2013.
Revenue from management, franchise and other fees increased 29.4% in the third quarter of 2014 compared to the same period in 2013.
The following two hotels were added to the portfolio during the third quarter:

•	Grand Hyatt Dalian, China (managed, 370 rooms)

•	Hyatt Regency Suzhou, China (managed, 355 rooms)

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management Segment
Adjusted EBITDA decreased 18.2% in the third quarter of 2014 compared to the same period in 2013.
RevPAR for comparable EAME/SW Asia hotels increased 7.2% (7.8% excluding the effect of currency) in the third quarter of 2014 compared to the same period in 2013. Occupancy increased 390 basis points and ADR increased 0.7% (1.3% excluding the effect of currency) compared to the same period in 2013.
Revenue from management and other fees decreased 5.3% in the third quarter of 2014 compared to the same period in 2013. This is primarily because no incentive management fees were earned at four managed hotels in France in the third quarter of 2014 as compared to $3 million of incentive management fees booked from these hotels in the third quarter of 2013.
The following hotel was added to the portfolio during the third quarter:

•	Hyatt Regency Sochi, Russia (managed, 198 rooms)

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses were flat in the third quarter of 2014 compared to the same period in 2013. Adjusted selling, general, and administrative expenses increased 16.2% in the third quarter of 2014 compared to the same period in 2013. The increase in adjusted selling, general, and administrative expenses was partially due to the timing of professional fees and development expenses in both 2013 and 2014. Refer to the table on page 10 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION
Eleven hotels were added in the third quarter of 2014, each of which is listed above.
The Company expects that a significant number of new hotels will be opened under all of the Company's brands in the future. As of September 30, 2014, the Company had executed management or franchise contracts for approximately 250 hotels (or approximately 55,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into new markets or markets in which the Company is under-represented.

SHARE REPURCHASE
During the third quarter of 2014, the Company repurchased 1,312,432 shares of common stock at a weighted average price of $60.24 per share, for an aggregate purchase price of approximately $79 million. From October 1 through October 24, 2014, the Company repurchased 881,605 shares of common stock at a weighted average price of $57.60 per share, for an aggregate purchase price of approximately $51 million. As of October 24, 2014, the Company had approximately $209 million remaining under its share repurchase authorization.

CORPORATE FINANCE / ASSET RECYCLING
During the third quarter, the Company completed the following transactions:

•	Acquired Park Hyatt New York (210 rooms) for approximately $390 million, inclusive of pre-opening and related costs.

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An unconsolidated hospitality venture sold Hyatt Regency DFW International Airport (811 rooms). The Company received approximately $19 million as its share of proceeds from the sale. As a result of this sale, the Company's pro rata share of unconsolidated hospitality venture debt was reduced by approximately $24 million. The Company continues to manage the hotel.

•
An unconsolidated hospitality venture sold Hyatt Place Houston / Sugar Land (214 rooms). The Company received approximately $12 million as its share of proceeds from the sale. As a result of this sale, the Company's pro rata share of unconsolidated hospitality venture debt was reduced by approximately $10 million. The Company continues to manage the hotel.

•
An unconsolidated hospitality venture sold Hyatt Place Coconut Point (108 rooms). The Company received approximately $5 million as its share of proceeds from the sale. The hotel continues to be Hyatt branded.

Subsequent to the end of the quarter, the Company completed the following transactions:

•
Sold Hyatt Residential Group for approximately $220 million. The sale price included Hyatt’s interest in a joint venture that owns and is developing a shared ownership property in Maui, Hawaii. The properties will continue to be Hyatt branded.

•	Sold Park Hyatt Washington (216 rooms) for approximately $100 million. The Company continues to manage the hotel.

BALANCE SHEET / OTHER ITEMS
On September 30, 2014, the Company reported the following:

•	Total debt of approximately $1.4 billion.

•	Pro rata share of non-recourse unconsolidated hospitality venture debt of approximately $668 million.

•	Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $263 million and short-term investments of approximately $30 million.

•	Undrawn borrowing availability of approximately $1.4 billion under its revolving credit facility.

2014 INFORMATION
The Company is providing the following information for the 2014 fiscal year:

•	Adjusted SG&A expense is expected to be approximately $320 million.

•	Capital expenditures are expected to be approximately $275 million, including approximately $100 million for investment in new properties.

•
In addition to the capital expenditures described above, the Company intends to continue a strong level of investment spending. Investment spending includes acquisitions, equity investments in joint ventures, debt investments, contract acquisition costs or other investments.

•	Depreciation and amortization expense is expected to be approximately $360 million.

•	Interest expense is expected to be approximately $70 million to $75 million.

•	The Company expects to open approximately 40 hotels in 2014.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call today, October 29, 2014, at 10:30 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at www.hyatt.com by selecting the Investor Relations link located at the bottom of the page, or by dialing 617.213.8060, passcode #95150754, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on October 29, 2014 through October 30, 2014 at midnight by dialing 617.801.6888, passcode #41478331. Additionally, an archive of the webcast will be available on the Company’s website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA
We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings from unconsolidated hospitality ventures;

•	asset impairments;

•	gains on sales of real estate;

•	other income (loss), net;

•	net income attributable to noncontrolling interests;

•	depreciation and amortization;

•	interest expense; and

•	provision for income taxes.
We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.
Our Board of Directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our Board of Directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.
We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making selected compensation decisions.
Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, net income, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expense
Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through rabbi trusts.

Comparable Owned and Leased Hotels Operating Margin
We define Comparable Owned and Leased Hotels Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing non-comparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our condensed consolidated statements of income.

Comparable Hotels
Comparable systemwide hotels represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable systemwide ASPAC full service hotels for those properties that we manage or franchise within the ASPAC management and franchising segment, or comparable systemwide EAME/SW Asia full service hotels for those properties that we manage within the EAME/SW Asia management segment. Comparable operated hotels is defined the same as Comparable systemwide hotels with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. Non-comparable systemwide hotels or Non-comparable owned and leased hotels represent all hotels that do not meet the respective definition of comparable as defined above.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.
RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, margin trends, the number of properties we expect to open in the future, our expected adjusted SG&A expense, capital expenditures, investment spending, depreciation and amortization expense and interest expense estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; our ability to successfully achieve certain levels of operating profit at hotels that have performance guarantees with our third-party owners; the impact of hotel renovations; loss of key personnel; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through Internet travel intermediaries; our ability to successfully execute our common stock repurchase program; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); unforeseen terminations of our management agreements; changes in federal, state, local or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access the capital markets; changes in the competitive environment in our industry and the markets where we operate; cyber risks and information technology failures; outcomes of legal proceedings; violation of regulations or laws related to our franchising business; and other risks discussed in the Company's filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company's subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences and vacation ownership properties, including under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™, Hyatt Ziva™, Hyatt Residences® and Hyatt Residence Club® brand names and have locations on six continents. As of September 30, 2014, the Company's worldwide portfolio consisted of 573 properties in 48 countries. For more information, please visit www.hyatt.com.
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Tables to follow

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended September 30, 2014 and 2013
4. - 5.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Nine Months Ended September 30, 2014 and 2013
6.	Segment Financial Summary
7.	Hotel Chain Statistics - Comparable Locations
8.	Hotel Brand Statistics - Comparable Locations
9.	Fee Summary
10.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
11.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
12.	Net Gains (Losses) and Interest Income from Marketable Securities Held to Fund Operating Programs
13.	Capital Expenditures and Investment Spending Summary
14. - 15.	Properties and Rooms / Units by Geography
16.	Properties and Rooms / Units by Brand
17.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Adjusted EBITDA - Three Months Ended September 30, 2014

Hyatt Hotels Corporation
Condensed Consolidated Statements of Income
For the Three and Nine Months Ended September 30, 2014 and 2013
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES:
Owned and leased hotels	$555	$521	$1,695	$1,585
Management and franchise fees	94	77	286	248
Other revenues	24	22	68	63
Other revenues from managed properties (a)	431	406	1,287	1,197
Total revenues	1,104	1,026	3,336	3,093
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	422	399	1,267	1,203
Depreciation and amortization	91	81	269	254
Other direct costs	11	10	29	25
Selling, general, and administrative	77	77	244	236
Other costs from managed properties (a)	431	406	1,287	1,197
Direct and selling, general, and administrative expenses	1,032	973	3,096	2,915
Net gains (losses) and interest income from marketable securities held to fund operating programs	(3)	12	9	22
Equity earnings from unconsolidated hospitality ventures	6	16	22	10
Interest expense	(17)	(15)	(54)	(48)
Asset impairments	—	—	(7)	(11)
Gains on sales of real estate	3	26	65	125
Other income (loss), net	2	2	(11)	(12)
INCOME BEFORE INCOME TAXES	63	94	264	264
PROVISION FOR INCOME TAXES	(30)	(39)	(100)	(89)
NET INCOME	33	55	164	175
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1)	—	(2)	—
NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$32	$55	$162	$175

EARNINGS PER SHARE - Basic
Net income	$0.22	$0.35	$1.06	$1.10
Net income attributable to Hyatt Hotels Corporation	$0.21	$0.35	$1.05	$1.10
EARNINGS PER SHARE - Diluted
Net income	$0.22	$0.35	$1.06	$1.10
Net income attributable to Hyatt Hotels Corporation	$0.21	$0.35	$1.05	$1.10

Basic share counts	152.8	156.3	154.2	159.3
Diluted share counts	153.9	156.9	155.1	159.8
(a) The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA	$179	$159	$582	$502
Equity earnings from unconsolidated hospitality ventures	6	16	22	10
Asset impairments	—	—	(7)	(11)
Gains on sales of real estate	3	26	65	125
Other income (loss), net	2	2	(11)	(12)
Net income attributable to noncontrolling interests	(1)	—	(2)	—
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(19)	(13)	(64)	(48)
EBITDA	$170	$190	$585	$566
Depreciation and amortization	(91)	(81)	(269)	(254)
Interest expense	(17)	(15)	(54)	(48)
Provision for income taxes	(30)	(39)	(100)	(89)
Net income attributable to Hyatt Hotels Corporation	$32	$55	$162	$175

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended September 30, 2014 and 2013
The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended September 30, 2014 and 2013, respectively.
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Three Months Ended September 30,
		2014	2013
Net income attributable to Hyatt Hotels Corporation		$32	$55
Earnings per share		$0.21	$0.35
Special items
Gains on sales of real estate (a)	Gains on sales of real estate	(3)	(26)
Gain on sale of real estate held by unconsolidated hospitality venture (b)	Equity earnings from unconsolidated hospitality ventures	(2)	—
Gains on sales of residential properties (c)	Equity earnings from unconsolidated hospitality ventures	(2)	(8)
Unconsolidated hospitality venture impairment (d)	Equity earnings from unconsolidated hospitality ventures	1	—
Management realignment costs (e)	Other income (loss), net	1	—
Transaction costs (f)	Other income (loss), net	2	3
Marketable securities (g)	Other income (loss), net	—	(1)
Total special items - pre-tax		(3)	(32)
Income tax (provision) benefit for special items	Provision for income taxes	1	13
Total special items - after-tax		(2)	(19)
Special items impact per share		$(0.01)	$(0.12)
Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$30	$36
Earnings per share, adjusted for special items		$0.20	$0.23
(a) Gains on sales of real estate - The three months ended September 30, 2014, includes an incremental $3 million gain on the first quarter 2014 sale of nine select service properties and one full service property as a result of post closing adjustments. These hotels will remain Hyatt-branded hotels for a minimum of 25 years under long-term agreements. During the three months ended September 30, 2013, we sold Hyatt Regency Denver Tech subject to a franchise agreement for a gain of $26 million.
(b) Gain on sale of real estate held by unconsolidated hospitality venture - During the three months ended September 30, 2014, a joint venture in which we hold an ownership interest sold Hyatt Place Coconut Point to a third party, for which we recognized a gain of $2 million.
(c) Gains on sales of residential properties - During the third quarter of 2014 and 2013, we recognized a gain of $2 million and $8 million, respectively, in connection with the sale of residential properties at one of our joint ventures.
(d) Unconsolidated hospitality venture impairment - During the three months ended September 30, 2014, we recorded a $1 million impairment charge related to a hospitality venture.
(e) Management realignment costs - Represents separation, recruiting and relocation costs incurred associated with the realignment of key management positions.
(f) Transaction costs - During the three months ended September 30, 2014, we incurred $2 million in transaction costs to acquire Park Hyatt New York hotel and related to the definitive agreement for the sale of Hyatt Residential Group. During the three months ended September 30, 2013, we incurred $3 million in transaction costs to acquire the hotel formerly known as the The Peabody Orlando and to close on our investment in the all inclusive resorts segment.
(g) Marketable securities - Represents (gains) losses on investments not used to fund operating programs.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Nine Months Ended September 30, 2014 and 2013
The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the nine months ended September 30, 2014 and 2013, respectively.
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Nine Months Ended September 30,
		2014	2013
Net income attributable to Hyatt Hotels Corporation		$162	$175
Earnings per share		$1.05	$1.10
Special items
Gains on sales of real estate (a)	Gains on sales of real estate	(65)	(125)
Gains on sales of real estate held by unconsolidated hospitality ventures (b)	Equity earnings from unconsolidated hospitality ventures	(22)	—
Gains on sales of residential properties (c)	Equity earnings from unconsolidated hospitality ventures	(2)	(8)
Gain on sale of cost method investment (d)	Other income (loss), net	(1)	—
Marketable securities (e)	Other income (loss), net	—	(1)
Unconsolidated hospitality ventures impairments (f)	Equity earnings from unconsolidated hospitality ventures	3	—
Transaction costs (g)	Other income (loss), net	5	3
Management realignment costs (h)	Other income (loss), net	7	—
Asset impairments (i)	Asset impairments	7	11
Gain on sale of artwork	Other income (loss), net	—	(29)
Charitable contribution to Hyatt Hotels Foundation (j)	Other income (loss), net	—	20
Debt settlement costs (k)	Other income (loss), net	—	35
Foreign currency translation loss on sale of joint venture (l)	Equity earnings from unconsolidated hospitality ventures	—	2
Total special items - pre-tax		(68)	(92)
Income tax (provision) benefit for special items	Provision for income taxes	28	36
Total special items - after-tax		(40)	(56)
Special items impact per share		$(0.26)	$(0.35)
Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$122	$119
Earnings per share, adjusted for special items		$0.79	$0.75
(a) Gains on sales of real estate - The nine months ended September 30, 2014 includes gains on the sale of nine select service properties and one full service property, which will remain Hyatt-branded hotels for a minimum of 25 years under long-term agreements. The nine months ended September 30, 2013 represents gains on the sales of Hyatt Fisherman's Wharf, Hyatt Santa Barbara, and Hyatt Regency Denver Tech, which were sold subject to franchise agreements.
(b) Gains on sales of real estate held by unconsolidated hospitality ventures - During the nine months ended September 30, 2014, two joint ventures in which we hold an ownership interest sold the Hyatt Place Austin Downtown and Hyatt Place Coconut Point to third parties, for which we recognized a gain of $20 million and $2 million, respectively.
(c) Gains on the sales of residential properties - During the third quarter of 2014 and 2013, we recognized a gain of $2 million and $8 million, respectively, in connection with the sales of residential properties at one of our joint ventures.
(d) Gain on sale of cost method investment - During the nine months ended September 30, 2014, we sold our interest in a joint venture classified as a cost method investment and recorded a $1 million gain on sale.
(e) Marketable securities - Represents (gains) losses on investments not used to fund operating programs.
(f) Unconsolidated hospitality ventures impairments - During the nine months ended September 30, 2014, we recorded $3 million of impairment charges related to hospitality ventures.

(g) Transaction costs - During the nine months ended September 30, 2014, we incurred $5 million in transaction costs related to the definitive agreement for the sale of Hyatt Residential Group and to acquire Park Hyatt New York hotel. In the nine months ended September 30, 2013, we incurred $3 million in transaction costs to acquire the hotel formerly known as The Peabody Orlando and to close on our investment in the all inclusive resorts segment.
(h) Management realignment costs - Represents separation, recruiting and relocation costs incurred associated with the realignment of key management positions.
(i) Asset impairments - In conjunction with our regular assessment of impairment indicators, we identified property and equipment whose carrying values exceeded its fair value, and as a result, we recorded $7 million and $8 million of impairment charges during 2014 and 2013, respectively. Also during 2013, we recorded a $3 million impairment charge related to a property that was classified as held for sale at June 30, 2013.
(j) Charitable contribution to Hyatt Hotels Foundation - We committed to fund $20 million to a charitable foundation that we formed with the intent that the foundation will fund charitable activities over time. Hyatt Hotels Foundation was formerly named Hyatt Thrive Foundation.
(k) Debt settlement costs - We incurred $35 million in debt settlement costs for the redemption of our 2015 Notes and the tender of a portion of our 2019 Notes.
(l) Foreign currency translation loss on sale of joint venture - During the nine months ended September 30, 2013, we had a foreign currency translation loss of $2 million as a result of the sale of our interest in a foreign joint venture.

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change ($)	Change (%)	2014	2013	Change ($)	Change (%)
Revenue
Owned and leased hotels	$555	$521	$34	6.5%	$1,695	$1,585	$110	6.9%
Management and franchising
Americas	80	65	15	23.1%	247	204	43	21.1%
ASPAC	22	17	5	29.4%	63	58	5	8.6%
EAME/SW Asia	18	19	(1)	(5.3)%	55	62	(7)	(11.3)%
Total management and franchising	120	101	19	18.8%	365	324	41	12.7%
Corporate and other	24	22	2	9.1%	68	63	5	7.9%
Other revenues from managed properties	431	406	25	6.2%	1,287	1,197	90	7.5%
Eliminations	(26)	(24)	(2)	(8.3)%	(79)	(76)	(3)	(3.9)%
Total revenues	$1,104	$1,026	$78	7.6%	$3,336	$3,093	$243	7.9%

Adjusted EBITDA
Owned and leased hotels	$104	$98	$6	6.1%	$341	$303	$38	12.5%
Pro rata share of unconsolidated hospitality ventures	19	13	6	46.2%	64	48	16	33.3%
Total owned and leased hotels	123	111	12	10.8%	405	351	54	15.4%
Americas management and franchising	66	52	14	26.9%	201	162	39	24.1%
ASPAC management and franchising	9	9	—	—%	31	32	(1)	(3.1)%
EAME/SW Asia management	9	11	(2)	(18.2)%	30	39	(9)	(23.1)%
Corporate and other	(28)	(24)	(4)	(16.7)%	(85)	(82)	(3)	(3.7)%
Adjusted EBITDA	$179	$159	$20	12.6%	$582	$502	$80	15.9%

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Locations

	Three Months Ended September 30,					Nine Months Ended September 30,
	2014	2013	Change		Change (in constant $)	2014	2013	Change		Change (in constant $)
Owned and leased hotels (# hotels) (a)
Full service (37)
ADR	$219.67	$208.88	5.2%		4.9%	$219.54	$211.24	3.9%		3.4%
Occupancy	79.8%	78.3%	1.5%	pts		77.3%	75.5%	1.8%	pts
RevPAR	$175.34	$163.50	7.2%		7.0%	$169.68	$159.43	6.4%		5.9%

Select service (44)
ADR	$115.57	$106.55	8.5%		8.5%	$112.19	$104.90	6.9%		6.9%
Occupancy	80.2%	79.5%	0.7%	pts		76.8%	77.9%	(1.1)%	pts
RevPAR	$92.74	$84.70	9.5%		9.5%	$86.21	$81.73	5.5%		5.5%

Comparable owned and leased hotels (81)
ADR	$193.70	$183.16	5.8%		5.5%	$192.98	$184.18	4.8%		4.3%
Occupancy	79.9%	78.6%	1.3%	pts		77.2%	76.1%	1.1%	pts
RevPAR	$154.82	$143.92	7.6%		7.3%	$148.94	$140.12	6.3%		5.9%

Managed and franchised hotels (# hotels; includes owned and leased hotels)
Americas
Full service (137)
ADR	$188.38	$175.59	7.3%		7.7%	$187.69	$178.48	5.2%		5.8%
Occupancy	78.9%	78.1%	0.8%	pts		76.5%	75.1%	1.4%	pts
RevPAR	$148.58	$137.11	8.4%		8.8%	$143.61	$134.03	7.1%		7.8%

Select service (224)
ADR	$120.05	$110.57	8.6%		8.6%	$117.90	$110.36	6.8%		6.8%
Occupancy	79.9%	79.1%	0.8%	pts		78.3%	77.1%	1.2%	pts
RevPAR	$95.93	$87.45	9.7%		9.7%	$92.26	$85.11	8.4%		8.4%

ASPAC
Full service (50)
ADR	$224.02	$221.84	1.0%		1.6%	$227.93	$229.02	(0.5)%		1.9%
Occupancy	69.8%	68.1%	1.7%	pts		68.2%	65.8%	2.4%	pts
RevPAR	$156.34	$151.10	3.5%		4.1%	$155.54	$150.78	3.2%		5.6%

EAME/SW Asia
Full service (48)
ADR	$230.78	$229.12	0.7%		1.3%	$240.40	$237.02	1.4%		2.4%
Occupancy	64.0%	60.1%	3.9%	pts		65.9%	63.9%	2.0%	pts
RevPAR	$147.60	$137.74	7.2%		7.8%	$158.36	$151.48	4.5%		5.6%

Comparable systemwide hotels (459)
ADR	$180.16	$170.23	5.8%		6.2%	$180.83	$173.74	4.1%		5.0%
Occupancy	76.2%	75.0%	1.2%	pts		74.6%	73.0%	1.6%	pts
RevPAR	$137.36	$127.70	7.6%		8.0%	$134.91	$126.90	6.3%		7.2%

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable Locations

	Three Months Ended September 30,					Nine Months Ended September 30,
	2014	2013	Change		Change (in constant $)	2014	2013	Change		Change (in constant $)

Managed and franchised hotels (# hotels; includes owned and leased hotels)

Park Hyatt (28)
ADR	$332.51	$325.29	2.2%		3.8%	$348.74	$346.42	0.7%		3.4%
Occupancy	67.5%	65.0%	2.5%	pts		67.8%	64.8%	3.0%	pts
RevPAR	$224.58	$211.57	6.1%		7.8%	$236.50	$224.42	5.4%		8.2%

Andaz (8)
ADR	$295.78	$282.86	4.6%		3.1%	$293.51	$281.73	4.2%		2.3%
Occupancy	85.0%	79.1%	5.9%	pts		81.6%	75.3%	6.3%	pts
RevPAR	$251.53	$223.60	12.5%		10.9%	$239.42	$212.12	12.9%		10.8%

Grand Hyatt (37)
ADR	$237.12	$229.70	3.2%		3.8%	$240.73	$236.78	1.7%		3.4%
Occupancy	74.8%	73.8%	1.0%	pts		75.1%	73.1%	2.0%	pts
RevPAR	$177.48	$169.46	4.7%		5.4%	$180.75	$173.17	4.4%		6.1%

Hyatt (27)
ADR	$180.78	$165.57	9.2%		9.2%	$176.01	$165.44	6.4%		6.3%
Occupancy	80.6%	78.5%	2.1%	pts		76.6%	73.9%	2.7%	pts
RevPAR	$145.71	$129.95	12.1%		12.1%	$134.76	$122.34	10.2%		10.0%

Hyatt Regency (135)
ADR	$175.95	$166.01	6.0%		6.4%	$175.72	$168.74	4.1%		4.9%
Occupancy	75.1%	73.9%	1.2%	pts		73.0%	71.7%	1.3%	pts
RevPAR	$132.13	$122.75	7.6%		8.1%	$128.22	$120.97	6.0%		6.7%

Hyatt Place (170)
ADR	$114.26	$105.15	8.7%		8.7%	$112.60	$105.30	6.9%		7.0%
Occupancy	78.6%	77.6%	1.0%	pts		77.3%	75.9%	1.4%	pts
RevPAR	$89.76	$81.60	10.0%		10.0%	$87.02	$79.95	8.8%		8.9%

Hyatt House (54)
ADR	$135.86	$125.24	8.5%		8.5%	$132.61	$124.25	6.7%		6.7%
Occupancy	83.8%	83.4%	0.4%	pts		81.1%	80.6%	0.5%	pts
RevPAR	$113.91	$104.47	9.0%		9.0%	$107.54	$100.14	7.4%		7.4%

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change ($)	Change (%)	2014	2013	Change ($)	Change (%)
Fees
Base management fees	$45	$41	$4	9.8%	$134	$121	$13	10.7%
Incentive management fees	25	20	5	25.0%	80	80	—	—%
Franchise fees	18	13	5	38.4%	49	35	14	40.0%
Other fee revenues (a)	6	3	3	100.0%	23	12	11	91.7%
Total fees	$94	$77	$17	22.1%	$286	$248	$38	15.3%

(a) Total other fee revenues includes deferred gains, resulting from the sales of hotels subject to long term management agreements, of $3 million and $1 million for the three months ended September 30, 2014 and 2013, respectively and $8 million and $4 million for the nine months ended September 30, 2014 and 2013, respectively.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change ($)	Change (%)	2014	2013	Change ($)	Change (%)
Adjusted selling, general, and administrative expenses (a)	$79	$68	$11	16.2%	$238	$220	$18	8.2%
Rabbi trust impact	(2)	9	(11)	(122.2)%	6	16	(10)	(62.5)%
Selling, general, and administrative expenses	$77	$77	$—	—%	$244	$236	$8	3.4%

(a) Segment breakdown for adjusted selling, general, and administrative expenses.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change ($)	Change (%)	2014	2013	Change ($)	Change (%)
Americas management and franchising	$15	$14	$1	7.1%	$46	$42	$4	9.5%
ASPAC management and franchising	14	9	5	55.6%	32	26	6	23.1%
EAME/SW Asia management	8	7	1	14.3%	25	23	2	8.7%
Owned and leased hotels	3	3	—	—%	11	9	2	22.2%
Corporate and other (b)	39	35	4	11.4%	124	120	4	3.3%
Adjusted selling, general, and administrative expenses	$79	$68	$11	16.2%	$238	$220	$18	8.2%

(b) Corporate and other includes vacation ownership expenses of $8 million for both the three months ended September 30, 2014 and 2013, respectively and $24 million and $23 million for the nine months ended September 30, 2014 and 2013, respectively.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change ($)	Change (%)	2014	2013	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$493	$464	$29	6.3%	$1,462	$1,399	$63	4.5%
Non-comparable hotels	62	57	5	8.8%	233	186	47	25.3%
Owned and leased hotels revenue	$555	$521	$34	6.5%	$1,695	$1,585	$110	6.9%

Expenses
Comparable owned and leased hotels	$372	$359	$13	3.6%	$1,107	$1,072	$35	3.3%
Non-comparable hotels	51	37	14	37.8%	158	124	34	27.4%
Rabbi trust	(1)	3	(4)	(133.3)%	2	7	(5)	(71.4)%
Owned and leased hotels expense	$422	$399	$23	5.8%	$1,267	$1,203	$64	5.3%

Owned and leased hotels operating margin percentage	24.0%	23.4%		0.6%	25.3%	24.1%		1.2%

Comparable owned and leased hotels operating margin percentage	24.5%	22.6%		1.9%	24.3%	23.4%		0.9%

Hyatt Hotels Corporation
Net Gains (Losses) and Interest Income From Marketable Securities Held to Fund Operating Programs
The table below provides a reconciliation of net gains (losses) and interest income from marketable securities held to fund operating programs, all of which are completely offset within other line items of our condensed consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset to our owned and leased hotels expense for our hotel staff and to selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The gains or losses on securities held to fund our Gold Passport program for our owned and leased hotels are offset by corresponding changes to our owned and leased hotels revenue. The table below shows the amounts recorded to the respective offsetting account.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change ($)	Change (%)	2014	2013	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$(2)	$9	$(11)	(122.2)%	$6	$16	$(10)	(62.5)%
Rabbi trust impact allocated to owned and leased hotels expense	(1)	3	(4)	(133.3)%	2	7	(5)	(71.4)%
Net gains (losses) and interest income from marketable securities held to fund our Gold Passport program allocated to owned and leased hotels revenue	—	—	—	—%	1	(1)	2	200.0%
Net gains (losses) and interest income from marketable securities held to fund operating programs	$(3)	$12	$(15)	(125.0)%	$9	$22	$(13)	(59.1)%

Hyatt Hotels Corporation
Capital Expenditures and Investment Spending Summary
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Capital Expenditures
Maintenance	$26	$32	$64	$63
Enhancements to existing properties	16	4	48	40
Investment in new properties	15	22	56	47
Total	$57	$58	$168	$150

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Investment Spending	2014	2013	2014	2013
Acquisitions, net of cash acquired	$391	$—	$582	$85
Investments (equity, debt and other)	45	364	128	437
Total	$436	$364	$710	$522

Hyatt Hotels Corporation
Properties and Rooms / Units by Geography

Owned and leased hotels (a)

	September 30, 2014		June 30, 2014		December 31, 2013		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Full service hotels
United States	27	15,639	26	15,429	27	15,498	1	210	—	141
Other Americas	4	2,102	4	2,102	4	2,102	—	—	—	—
ASPAC	1	601	1	601	1	601	—	—	—	—
EAME/SW Asia	10	2,256	10	2,256	11	2,438	—	—	(1)	(182)
Select service hotels
United States	45	5,910	45	5,910	54	7,400	—	—	(9)	(1,490)
EAME/SW Asia	1	330	1	330	—	—	—	—	1	330
Total owned and leased hotels	88	26,838	87	26,628	97	28,039	1	210	(9)	(1,201)

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation
Properties and Rooms / Units by Geography

Managed and franchised hotels (includes owned and leased hotels)

	September 30, 2014		June 30, 2014		December 31, 2013		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Americas
Full service hotels
United States managed	102	55,612	101	55,402	101	55,368	1	210	1	244
Other Americas managed	15	5,660	15	5,660	16	5,953	—	—	(1)	(293)
Franchised	33	10,294	33	10,183	33	10,190	—	111	—	104
Subtotal	150	71,566	149	71,245	150	71,511	1	321	—	55

Select service hotels
United States managed	96	12,975	97	13,083	96	12,979	(1)	(108)	—	(4)
Other Americas managed	4	588	2	277	2	277	2	311	2	311
Franchised	162	22,060	157	21,309	150	20,263	5	751	12	1,797
Subtotal	262	35,623	256	34,669	248	33,519	6	954	14	2,104

ASPAC
Full service hotels
ASPAC managed	62	23,278	60	22,040	57	21,429	2	1,238	5	1,849
ASPAC franchised	2	988	2	988	2	988	—	—	—	—
Subtotal	64	24,266	62	23,028	59	22,417	2	1,238	5	1,849

Select service hotels
ASPAC managed	1	144	1	144	—	—	—	—	1	144
Subtotal	1	144	1	144	—	—	—	—	1	144

EAME/SW Asia
Full service hotels
EAME managed	36	9,250	35	9,052	36	9,337	1	198	—	(87)
SW Asia managed	28	7,678	28	7,678	26	7,405	—	—	2	273
Subtotal	64	16,928	63	16,730	62	16,742	1	198	2	186

Select service hotels
EAME managed	2	425	2	425	1	95	—	—	1	330
SW Asia managed	2	325	2	325	1	115	—	—	1	210
Subtotal	4	750	4	750	2	210	—	—	2	540

Total managed and franchised hotels	545	149,277	535	146,566	521	144,399	10	2,711	24	4,878

All Inclusive	2	926	2	926	2	925	—	—	—	1
Vacation ownership	15	963	15	963	15	963	—	—	—	—
Residential	11	1,185	11	1,185	10	1,101	—	—	1	84

Total properties and rooms/units	573	152,351	563	149,640	548	147,388	10	2,711	25	4,963

Hyatt Hotels Corporation
Properties and Rooms / Units by Brand

	September 30, 2014		June 30, 2014		December 31, 2013		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	34	6,728	33	6,516	33	6,535	1	212	1	193
Andaz	12	2,433	12	2,433	11	2,269	—	—	1	164
Hyatt	39	8,713	39	8,713	38	8,609	—	—	1	104
Grand Hyatt	42	23,662	40	22,270	40	22,262	2	1,392	2	1,400
Hyatt Regency	151	71,224	150	71,071	149	70,995	1	153	2	229
Hyatt Place	209	28,362	203	27,408	192	25,575	6	954	17	2,787
Hyatt House	58	8,155	58	8,155	58	8,154	—	—	—	1
Hyatt Ziva	1	619	1	619	1	619	—	—	—	—
Hyatt Zilara	1	307	1	307	1	306	—	—	—	1
Vacation Ownership and Residential	26	2,148	26	2,148	25	2,064	—	—	1	84
Total	573	152,351	563	149,640	548	147,388	10	2,711	25	4,963

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Adjusted EBITDA (a)
For the Three Months Ended September 30, 2014
(in millions)

	Rooms	Transaction / Opening Date	3Q14 Adjusted EBITDA Impact

Dispositions (b)

Hyatt Regency Denver Tech Center	451	3Q13
Andaz Savannah	151	3Q13
Andaz Napa	141	3Q13
Hyatt Regency Santa Clara	501	3Q13
Hyatt Key West Resort and Spa	118	4Q13
10 Hyatt House, Hyatt Place and Hyatt Hotels	1,560	1Q14

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Adjusted EBITDA			$(13)

Acquisitions or Openings (c)

Hyatt Regency Orlando	1,641	4Q13
Grand Hyatt San Antonio	1,003	4Q13
Hyatt Place Omaha Downtown Old Market	159	4Q13
Hyatt Place Amsterdam Airport	330	1Q14
Park Hyatt New York	210	3Q14

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Hotels Adjusted EBITDA			$6

Year-over-Year Net Impact of Dispositions, Acquisitions and Openings to Owned and Leased Hotels Adjusted EBITDA			$(7)

(a) Excludes pro rata share of unconsolidated hospitality ventures.
(b) Reflects 2013 Adjusted EBITDA for recently completed dispositions.
(c) Reflects 2014 Adjusted EBITDA for recently completed acquisitions or openings.